Exhibit 99.1

                 Capstone Turbine Announces Fiscal-Year 2004 Results

    CHATSWORTH, Calif.--(BUSINESS WIRE)--June 3, 2004--Capstone Turbine Corporation (Nasdaq:CPST) (www.microturbine.com) reported results for its 2004 fiscal year ended March 31 and its transition period January through March 2003. Beginning April 2003, Capstone's results are reported on a fiscal year period.
    Revenue for the year was $12.6 million compared with $19.5 million in calendar year 2002. "The lower sales in fiscal 2004 resulted largely from our efforts to improve the quality of our sales. As we focus the business, we are not pursuing individual sales that can be distracting to our efforts of building repeat, profitable business," said Capstone's CEO, John Tucker. "This improvement in the quality of sales can be seen in the margins."
    The reported 2004 gross loss was $16.8 million versus $22.0 million in calendar year 2002. The 2002 results included a $5 million impairment loss; whereas no similar charge was reported in 2004. Tucker noted, "While current year sales were lower, they provided a similar contribution margin," said Tucker.
    For the full year, Capstone's reported net loss was $47.7 million, or $0.58 per share, compared with $74.4 million, or $0.95 per share in calendar year 2002. The prior period results included the $5.0 million impairment loss recorded in cost of goods sold, as well as a $16.0 million impairment loss included in operating costs and expenses.
    "Fiscal year 2004 was a year of transition for Capstone," said Tucker. "We have made major changes in the staffing in the company. Not only has a new leadership team been put in place, but throughout the Company, as compared with a year ago, more than 25% of our people are either new to Capstone or in new roles. We also brought customers to the forefront of our attention and have come to more clearly understand what is required to serve them better. Key to meeting the needs of our customers has been to improve the robustness of our products. We have had a tiger team at work on this priority for several months now and are pleased to report that we are making excellent progress. Finally, the culminating event of 2004 was the completion of a three-year strategic plan. This plan sets the path forward for our business. This was a key milestone for Capstone. It represented the engagement of the entire business, building an integrated plan for our future."
    Explaining the plan, Tucker continued, "The strategic plan addresses all aspects of our business - from identification of key target markets to sales and service strategies, new product development initiatives, operating enhancement targets and, ultimately, achieving our cash flow goal. Our planning objective was to build a plan, supported by definitive actions, that resulted in a cash flow positive business in three years - and our plan reflects that. This contrasts with the $30 million in cash that Capstone has used to fund its business in each of the last two years.
    "The drivers for this change are expected to come from three key areas," said Tucker, in outlining the plan. "The first is sales. We are focusing our efforts on a few key markets where we intend to drive repeat business. We have targeted markets that we believe have the best near-term profit potential. As part of penetrating these markets, we will need to enhance our distribution channels. We will be pursuing an approach that includes selected direct selling in concert with our proven distributors. Likewise, to better serve customers, we will complement our existing Authorized Service Providers by providing direct service in chosen areas. The second key area for driving change is in our product enhancement. Through continuous improvement activities we intend to meet, and then exceed, an average of 8000 hours mean-time-between-failures for our microturbines. Further, our market success will depend on enhancing our product offerings. While we obviously aren't going to be announcing those prematurely, we have clear targets set for ourselves. The final key area is developing operational excellence. Exciting market and product opportunities rely on operational excellence to deliver the intended results. Excellence reflects not only quality products and processes, but achieving the intended results at a competitive cost. This will mean aggressively challenging our cost structure, which in turn leads to assessing our core competencies and driving cost reductions. In particular, purchased materials cost reductions are important to achieving our objectives.
    "We expect our cash use will not improve in the short-term and may even increase somewhat in fiscal 2005 as we lay the new foundation in place," said Tucker. "However, it is important for us to make the expenditures necessary to facilitate our strategic direction. While we continue to face challenges in bringing microturbines into mainstream markets, we believe we now have a clear plan in place to drive our actions and measure our progress."
    Tucker concluded, "We are excited about the opportunity before us and, with a unified approach, we are embarking on building the New Capstone."

    Fiscal Year 2004 Financial Highlights

    Sales of $12.6 million in fiscal 2004 included $2.9 million generated in the fourth quarter, as compared with $3.6 million generated in the fourth quarter of 2002.
    The gross loss in 2004 included a $6.0 million charge recorded in the fourth quarter, reflecting a program Capstone initiated, intended to enhance the reliability of certain units previously sold that generally are no longer under warranty.
    Operating expenses in 2004 were $32.1 million, approximately 40% lower than the $54.8 million reported in 2002. The prior year results included a $16.0 million impairment loss; whereas no similar charge was taken in the current year. Research and development ("R&D") expenses were $4.3 million higher in 2004 than in 2002, primarily as a result of lower reimbursements under development contracts. Lower selling, general and administrative ("SG&A") expenses more than offset the higher R&D. About $3 million of the $11.0 million reduction in SG&A expenses came from lower amortization as a result of the asset impairment charge taken in 2002, and the remainder was largely the result of cost control measures.
    For the year, the Company used $30.2 million in cash, compared with $30.6 million in 2002.
    At March 31, 2004, Capstone had $102.4 million in cash and cash equivalents and no long-term debt.

    Conference Call

    The Company will host a conference call today, Thursday, June 3, at 2:00 p.m. Pacific Time. Access to the live broadcast and a replay of the webcast will be available until September 2, 2004 through the Company's website: www.microturbine.com.

    About Capstone Turbine

    Capstone Turbine Corporation (www.microturbine.com; Nasdaq: CPST) is the world's leading producer of low-emission microturbine systems. In 1998, Capstone was the first to offer commercial energy products utilizing microturbine technology, the result of more than ten years of focused research. Capstone Turbine has sold and shipped more than 2800 Capstone MicroTurbine systems to customers worldwide. These award-winning systems have logged more than 6 million hours of documented operation.

    This press release contains "forward-looking statements," as that term is used in the federal securities laws, about Capstone's business, with regard to, among other items, its expected results of the strategic plan, including expected improvements in cash flow, and its ability to implement the plan. Forward-looking statements may be identified by words such as "expects," "objective," "intend," "targeted," "plan," "driving to" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Many of these risks and uncertainties are described in our periodic filing with the Securities and Exchange Commission. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

    "Capstone Turbine Corp" is a registered trademark of Capstone
Turbine Corporation.



                     CAPSTONE TURBINE CORPORATION
                      CONSOLIDATED BALANCE SHEETS

                                           March 31,    December 31,
                                              2004          2002
                                          ------------- -------------
                 Assets
Current Assets:
 Cash and cash equivalents                $102,380,000  $140,310,000
 Accounts receivable, net of allowance
  for doubtful accounts and sales returns
  of $479,000 in 2004 and $194,000
  in 2002                                    4,170,000     4,893,000
 Inventory                                   7,893,000     9,124,000
 Prepaid expenses and other current
  assets                                     1,099,000     2,331,000
                                          ------------- -------------
  Total current assets                     115,542,000   156,658,000
                                          ------------- -------------
Equipment and Leasehold Improvements:
 Machinery, equipment, and furniture        20,877,000    22,996,000
 Leasehold improvements                      8,499,000     8,480,000
 Molds and tooling                           4,363,000     4,350,000
                                          ------------- -------------
                                            33,739,000    35,826,000
 Less accumulated depreciation and
  amortization                              18,718,000    15,346,000
                                          ------------- -------------
  Total equipment and leasehold
   improvements                             15,021,000    20,480,000
                                          ------------- -------------

Non-current Portion of Inventory             3,936,000     6,784,000
Intangible Asset, Net                        1,694,000     2,029,000
Other Assets                                   352,000     1,240,000
                                          ------------- -------------
  Total                                   $136,545,000  $187,191,000
                                          ============= =============

  Liabilities and Stockholders' Equity
Current Liabilities:
 Accounts payable                           $2,790,000    $4,321,000
 Accrued salaries and wages                  1,664,000     2,088,000
 Other accrued liabilities                   2,043,000     1,132,000
 Accrued warranty reserve                   11,695,000     6,746,000
 Deferred revenue                            1,166,000       901,000
 Current portion of capital lease
  obligations                                  582,000     1,522,000
                                          ------------- -------------
  Total current liabilities                 19,940,000    16,710,000
                                          ------------- -------------

Long-Term Portion of Capital Lease
 Obligations                                    13,000       974,000

Other Long-Term Liabilities                  1,149,000     1,325,000

Commitments and Contingencies                       --            --

Stockholders' Equity:
    Common stock, $.001 par value;
     415,000,000 shares authorized;
     85,025,817 shares issued and
     84,474,609 shares outstanding
     at March 31, 2004; 81,635,035
     shares issued and 81,437,822
     shares outstanding at December
     31, 2002                                   85,000        82,000
 Additional paid-in capital                530,394,000   526,952,000
 Accumulated deficit                      (414,020,000) (358,646,000)
 Less Deferred stock compensation             (503,000)           --
    Less Treasury stock, at cost; 551,208
     in 2004 and 197,213 shares in 2002       (513,000)     (206,000)
                                          ------------- -------------
  Total stockholders' equity               115,443,000   168,182,000
                                          ------------- -------------
  Total                                   $136,545,000  $187,191,000
                                          ============= =============


                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                  Three Months
                     Year Ended      Ended
                      March 31,    March 31,  Years Ended December 31,
                    --------------------------------------------------
                        2004         2003         2002         2001
                    --------------------------------------------------


Net Revenues        $12,607,000  $2,782,000  $19,529,000  $35,956,000
Cost of Goods Sold
 (including impairment
 loss of $5,016,000
 in 2002)            29,385,000   4,956,000   41,530,000   39,602,000
                   ---------------------------------------------------
Gross Loss          (16,778,000) (2,174,000) (22,001,000)  (3,646,000)
Operating Expenses:
  Research and
   development       11,221,000   1,006,000    6,966,000   10,658,000
  Selling, general,
   and
   administrative    20,840,000   4,821,000   31,846,000   40,780,000
  Impairment loss on
   Marketing Rights          --          --   15,999,000           --
                   ---------------------------------------------------
          Total
           operating
           costs and
           expenses  32,061,000   5,827,000   54,811,000   51,438,000
                   ---------------------------------------------------
Loss from
 Operations         (48,839,000) (8,001,000) (76,812,000) (55,084,000)
Interest Income       1,284,000     439,000    2,840,000    8,690,000
Interest Expense       (183,000)    (73,000)    (407,000)    (585,000)
Other Income, net         1,000       2,000       26,000      121,000
                   ---------------------------------------------------
Loss Before Income
 Taxes              (47,737,000) (7,633,000) (74,353,000) (46,858,000)
Provision for Income
 Taxes                    2,000       2,000        2,000        1,000
                   ---------------------------------------------------
Net Loss           $(47,739,000)$(7,635,000)$(74,355,000)$(46,859,000)
                   ===================================================
Net Loss Per Share
 of Common Stock --
 Basic and Diluted       $(0.58)     $(0.09)      $(0.95)      $(0.61)
                   ===================================================
Weighted Average
 Common Shares
 Outstanding         82,348,711  81,410,614   78,130,795   76,694,670
                   ===================================================


                     CAPSTONE TURBINE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS

                               Three Months
                   Year Ended     Ended
                   March 31,    March 31,   Years Ended December 31,
                  ----------------------------------------------------
                      2004         2003        2002           2001
                  ----------------------------------------------------

Cash Flows from Operating Activities:

Net loss        $(47,739,000) $(7,635,000) $(74,355,000) $(46,859,000)
Adjustments to
 reconcile net loss
 to net cash used in
  operating activities:
  Depreciation and
   amortization    6,180,000    1,573,000     9,891,000    10,560,000
  Non-cash reversal
   of administrative
   expenses               --   (1,099,000)
  Impairment loss on
   fixed assets and
   manufacturing license  --           --     5,016,000           --
  Impairment loss on
   marketing rights       --           --    15,999,000           --
  Provision for doubtful
   accounts and
   returns           280,000      220,000       215,000      160,000
  Inventory
   write-down        931,000      243,000     4,793,000    2,900,000
  Provision for
   warranty
   expenses        9,749,000      385,000     6,175,000    2,391,000
  Loss on disposal
   of fixed assets   315,000           --       102,000       90,000
  Non-employee
   stock compensation 92,000        4,000            --      396,000
  Employee and
   director stock
   compensation      528,000      210,000     1,024,000    2,139,000
Changes in operating
 assets and liabilities:
  Accounts
   receivable       (509,000)     732,000     2,907,000   (4,461,000)
  Inventory        3,871,000     (967,000)    1,272,000  (10,750,000)
  Prepaid expenses
   and other assets  258,000      990,000    (1,202,000)     236,000
  Accounts payable   440,000     (873,000)      830,000   (1,238,000)
  Accrued salaries
   and wages         170,000     (625,000)      639,000      531,000
  Other accrued
   liabilities       720,000       45,000        44,000      578,000
  Accrued warranty
   reserve        (4,551,000)    (641,000)   (3,406,000)  (3,835,000)
  Deferred revenue  (247,000)     519,000      (737,000)  (2,592,000)
                 ----------------------------------------------------
    Net cash used in
     operating
     activities  (29,512,000)  (6,919,000)  (30,793,000) (49,754,000)
                 ----------------------------------------------------

Cash Flows from Investing Activities:

Acquisition of and
 deposits on
 equipment and
 leasehold
 improvements     (1,299,000)    (271,000)   (2,515,000) (16,818,000)
Proceeds from sale
 of equipment         28,000           --            --        1,000
Acquisition of
 Intangible assets        --           --            --     (557,000)
                 ----------------------------------------------------
   Net cash used in
    investing
    activities    (1,271,000)    (271,000)   (2,515,000) (17,374,000)
                 ----------------------------------------------------

Cash Flows from Financing Activities:

Repayment of capital
 lease
 obligations       (1,415,000)    (343,000)  (1,309,000)  (1,347,000)
Exercise of stock
 options, restricted
 stock award and
 employee stock
 purchases          2,086,000       22,000      280,000    2,506,000
Stock issuance costs       --           --           --     (110,000)
Purchase of treasury
 stock                (92,000)    (215,000)    (206,000)          --
Net proceeds from
 issuance of common
 stock                     --           --    3,985,000           --
                 ----------------------------------------------------
   Net cash provided
    by (used in)
    financing
    activities        579,000     (536,000)   2,750,000    1,049,000
                 ----------------------------------------------------

Net Decrease in Cash
 and Cash
 Equivalents      (30,204,000)  (7,726,000) (30,558,000) (66,079,000)
Cash and Cash
 Equivalents,
 Beginning of
 Year             132,584,000  140,310,000  170,868,000  236,947,000
                 ----------------------------------------------------
Cash and Cash
 Equivalents, End
 of Year         $102,380,000 $132,584,000 $140,310,000 $170,868,000
                 ====================================================

Supplemental Disclosures of Cash Flow Information
Cash paid during the  year for:
 Interest            $183,000      $73,000     $407,000     $584,000
 Income taxes          $2,000       $2,000       $2,000       $1,000



    CONTACT: Capstone Turbine Corporation
             General Media Inquiries:
             Keith Field, 818-734-5465
             Investor and Investment Media Inquiries:
             Alice Barsoomian, 818-734-5428